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                                                                       EXHIBIT 1

Hearing Health Care
                                                                         RESOUND

ReSound Corporation
220 Saginaw Drive
Seaport Center
Redwood City, CA 94063
415 780-7800
415 367-0675 Fax


June 21, 1996

Charter Ventures II, L.P.
525 University Avenue
Suite 1500
Palo Alto, CA  94301

Cagen Holdings Limited
26th Floor
CDW Building
388 Castle Peak Rd.
Tsuen Wan, N.T.
HONG KONG

Ladies and Gentlemen:

We refer to the Note and Warrant Purchase Agreements dated as of November 21, 1995, between the undersigned and each of you (the "Agreements"). Capitalized terms used in this letter have the meanings given in the Agreements.

1. The undersigned hereby waives the provision of Section 1(a) of the Notes restricting the Holder from converting prior to July 1, 1996, and agrees that the Notes may be converted by the Holder at any time on or after today's date upon compliance with the other provisions prescribed by the Notes.

2. In the event the Notes are converted prior to July 1, 1996, the undersigned will pay, in addition to any other amounts due under the Notes, interest accruing from the date of such conversion through July 1, 1996.

3. For purposes of Section 7 of the Purchase Agreements referred to in the Notes, and Section 7 of the Note and Warrant Purchase Agreements dated as of February 21, 1995 between the undersigned and you and between the undersigned and The Mingly Corporation Limited (the "February Purchase Agreements"), the undersigned agrees to file the

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Registration Statement referred to therein and to use its best efforts to cause the SEC to declare such Registration Statement effective not later than 90 days after June 29, 1996.

Very truly yours,

RESOUND CORPORATION


By:  /s/ Paul A. Busse
     -------------------------
Name:    Paul A. Busse
Title:   Sr. Vice President, Finance &
         Administration and Chief Financial Officer

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